As of June 30, 2017, the following persons or entities own more than 25% of a funds voting security.

Person/Entity

AZL Balanced Index Strategy Fund
Allianz Life Insurance Company of North America	93.04%

AZL DFA Multi-Strategy Fund
Allianz Life Insurance Company of North America	90.89%

AZL MVP Balanced Index Strategy Fund
Allianz Life Insurance Company of North America	87.77%

AZL MVP BlackRock Global Strategy Plus Fund
Allianz Life Insurance Company of North America	88.39%

AZL MVP DFA Multi-Strategy Fund
Allianz Life Insurance Company of North America	93.12%

AZL MVP Fusion Dynamic Balanced Fund
Allianz Life Insurance Company of North America	91.08%

AZL MVP Fusion Dynamic Conservative Fund
Allianz Life Insurance Company of North America	90.61%

AZL MVP Fusion Dynamic Moderate Fund
Allianz Life Insurance Company of North America	89.44%

AZL MVP Growth Index Strategy Fund
Allianz Life Insurance Company of North America	89.81%

AZL MVP Moderate Index Strategy Fund
Allianz Life Insurance Company of North America	88.47%

AZL MVP Pyramis Multi-Strategy Fund
Allianz Life Insurance Company of North America	88.76%

AZL MVP T. Rowe Price Capital Appreciation Plus Fund
Allianz Life Insurance Company of North America	89.30%